                                                                    Exhibit 3.44


                              OPERATING AGREEMENT

                                      FOR

                     LANDBANK ENVIRONMENTAL PROPERTIES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

     This Operating Agreement is made as of June 4, 1997, by and between LANDBANK, INC. (LandBank), a Delaware corporation and LANDBANK REMEDIATION CORPORATION (LRC), a Delaware corporation (collectively referred to hereinafter as the "Members" or individually as a "Member"), with reference to the following
        -------                        ------
facts:

     A. On June 3, 1997, a Certificate of Formation for LandBank Environmental Properties, LLC (the, "Company"), a limited liability company under the laws of
                       -------
the State of Delaware, was filed with the Delaware Secretary of State.

     B. The Members desire to adopt and approve an operating agreement for the Company (the "Operating Agreement").
              -------------------

     C. Members desire that the business and purpose of the Company is investment (either directly or indirectly) in real property, or debt instruments secured by real property, the value of which is significantly impaired by actual or perceived contamination conditions or other environmental liability risks (each, an "Asset")and in "Project LLC's" which own or intend to own such assets
           -----
and to do such other activities directly related to the foregoing business as may be necessary or advisable to further such business in the reasonable opinion of the Managing Member. The LLC shall not engage in business that is not related to such purposes except with the consent of all of the Members as provided herein.

     D. The Members want the Operating Agreement to reflect their agreement that the Company will be managed by a Managing Member and that LandBank will be the Managing Member of the Company.

     E. The Members further want the Operating Agreement to reflect their agreement that the Company will be managed by a Board consisting of three appointees designated by the Board of Directors of LandBank, and that the Board will make decisions by unanimous agreement unless otherwise set forth herein to the contrary.

     NOW, THEREFORE, the Members by this Agreement set forth the operating agreement for the Company upon the terms and subject to the conditions of this Agreement.
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                                  ARTICLE 1.

                                 DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.1  "Act" shall mean the Delaware Limited Liability Company Act,
           ---
particularly Chapter 18, Title 6 of the Delaware Code.

     1.2  "Affiliate" or "affiliate" shall mean any individual, partnership,
           ---------      ---------
corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50.0%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled individual or entity.

     1.3  "Agreement" shall mean this Operating Agreement, as amended by the
           ---------
Members from time to time.

     1.4  "Asset" shall mean the real property, or a note secured by real
           -----
property, the value of which is significantly impaired by actual or perceived contamination conditions or other environmental liability risks.

     1.5  "Bankruptcy" shall mean:  (i) the filing of an application by a Member
           ----------
for, or its consent to, the appointment of a trustee, receiver, or custodian of its other assets; (ii) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (iii) the making by a Member of a general assignment for the benefit of creditors; (iv) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (v) the failure by a Member generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of its inability to pay its debts as they become due.

     1.6  "Board" shall mean the managing board of the Company which shall be
           -----
composed of three (3) Directors appointed by the LandBank Board of Directors. Three Directors shall constitute a

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quorum of the Board. Except as otherwise provided herein, the Board shall make decisions by the unanimous vote of the Directors. Decisions of the Members shall be made by action of the Board.

     1.7  "Capital Account" shall mean with respect to any Member the capital
           ---------------
account which the Company establishes and maintains for such Member pursuant to
Section 3.2 hereof.

     1.8  "Capital Contribution" shall mean the amount of cash; the fair market
           --------------------
value of real or personal property; and/or the services contributed, to the Company or deemed contributed to the Company by a Member and credited to the Member's Capital Account as provided in Article 3 hereof.

     1.9  "Cash Flow" shall mean, as to any particular Fiscal Year or portion
           ---------
thereof, gross revenues less the aggregate amount of the following: (i) service fees for LandBank, Inc. or Third Party Services; and (ii) a reasonable working capital reserve and a reserve for future expenses in an amount reasonably established by the Managing Member.

     1.10 "Certificate" shall mean the Certificate of Formation for the Company
           -----------
originally filed with the Delaware Secretary of State and as amended from time to time.

     1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, and the provisions of succeeding law.

     1.12 "Company Minimum Gain" shall have the meaning ascribed to the term
           --------------------
"Partnership Minimum Gain" in Treasury Regulations Section 1.704-2(d).
-------------------------

     1.13 "Corporations Code" shall mean the Delaware Corporations Code, as
           -----------------
amended from time to time, and provisions of succeeding law.

     1.14 "Directors" shall mean the individuals appointed by LandBank as their
           ---------
appointed representatives on the Board.

     1.15 "Dispute Letter," "Dispute Resolution Panel," and "Dispute Resolution
           --------------    ------------------------        ------------------
Process" shall have the meanings ascribed to them in Article 16 hereof.
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     1.16 "Fiscal Year" shall mean the Company's fiscal year, which shall be
           -----------
the calendar year.

     1.17 "Former Member" and "Former Member's Interest" shall have the
           -------------       ------------------------
meanings ascribed to them in Section 11.2 hereof.

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     1.18  "LandBank" shall mean LandBank, Inc., a Delaware corporation, and its
            --------
successors in interest.

     1.19  "LRC" shall mean LandBank Remediation Corporation, a Delaware
            ---
Corporation and its successors in interest.

     1.20  "Managing Member" shall mean LandBank, Inc or its successors in
            ---------------
interest.

     1.21  "Managing Member Services" shall include all services required to be
            ------------------------
provided in connection with the day-to-day management and operation of the Company, including, without limitation, preparing annual budgets for the operation of the Company on an ongoing basis.

     1.22  "Member" shall mean each Person who:  (i) is an initial signatory to
            ------
this Agreement, has been admitted to the Company as a Member in accordance with the Certificate and this Agreement or is a permitted assignee who has become a Member in accordance with Article 9; and (ii) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

     1.23  "Member Loan" shall mean any loan made by a Member or an Affiliate of
            -----------
a Member to the Company pursuant to the terms and conditions of this Agreement, as amended from time to time.

     1.24  "Member Nonrecourse Debt" shall have the meaning ascribed to the term
            -----------------------
"Partner Nonrecourse Debt" in Treasury Regulations Section 1.704-2(b)(4).
 ------------------------

     1.25  "Member Nonrecourse Deductions" shall mean items of Company loss,
            -----------------------------
deduction, or Code Section 705(a)(2)(B) expenditures which are attributed to Member Nonrecourse Debt.

     1.26  "Membership Interest" shall mean a Member's entire interest in the
            -------------------
Company including the member's economic interest, the right to vote on or participate in the management of the Company, and the right to receive information concerning the business and affairs of the Company.

     1.27  "Membership Percentage" shall mean a Member's percentage interest in
            ---------------------
the residual Net Profits and Net Losses of the Company, as shown on Exhibit A
                                                                    ---------
hereto.

     1.28  "Net Profits" and "Net Losses" shall mean the income, gain, loss,
            -----------       ----------
deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the method of accounting at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

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     1.29  "Nonrecourse Liability" shall have the meaning set forth in Treasury
            ---------------------
Regulations Section 1.752-1(a)(2).

     1.30  "Person" shall mean an individual, general partnership, limited
            ------
partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

     1.31  "Project LLC" shall mean an LLC formed for the purpose of any of the
            -----------
following: acquiring, owning, remediating, restoring, developing, redeveloping, improving, operating, maintaining, leasing, selling or otherwise enjoying the economic benefits of an Asset.

     1.32  "Term" shall have the meaning ascribed to it in Section 2.2 hereof.
            ----

     1.33  "Third Party Loan" shall mean any loan made by any Person other than
            ----------------
a Member to Company pursuant to the terms and conditions of this Agreement, as amended from time to time.

     1.34  "Transactions" shall mean Acquisition Transactions.
            ------------

     1.35  "Treasury Regulations" shall, unless the context clearly indicates
            --------------------
otherwise, mean the final or temporary regulations in force at any moment in time that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

                                  ARTICLE 2.

                            ORGANIZATIONAL MATTERS

     2.1   Name.  The name of the Company shall be "LandBank Environmental
           ----                                     ----------------------
Properties, LLC." The Company may conduct business under that name or any other
---------------
name approved by the Members.

     2.2   'Term. The Term of the Company commenced as of the Effective Date and
            ----
shall end on December 31, 2037, unless sooner terminated under Article 12 hereof and subject to any Member's option to terminate the Company by delivering to the other Members written notice thereof (a "Notice of Termination") no later than
                                         ---------------------
sixty (60) calendar days prior to the end of a Fiscal Year. If no Member terminates the Company by delivering such Notice of Termination to the other Members within the time period set forth in the previous sentence, the Term of the Company shall continue for another calendar year, subject to the previous sentence.

     2.3   Office and Agent.  The Company shall continuously maintain an office
           ----------------
and registered agent in the State of Delaware as required by the Act. The principal office of the Company

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shall be at c/o LandBank Environmental Properties, LLC, 12345 W. Alameda Pkwy.,
Suite 208, Lakewood, Colorado 80228 or such location as the Board may determine. The registered agent shall be as stated in the Certificate or as otherwise determined by the Board.

     2.4  Business of the Company.  Notwithstanding the purpose of the Company
          -----------------------
which is described in the Preamble to this Agreement, the Company shall not engage in any business other than the following without the consent of all of the Members: (i) the investment (direct or indirect) in an Asset or Project LLC; and (ii) such other activities directly related to the foregoing business as may be necessary or advisable in the reasonable opinion of the Managing Member to further such business.

                                   ARTICLE 3.

                             CAPITAL CONTRIBUTIONS

     3.1  Capital Contributions.  Each Member shall make Capital Contributions
          ---------------------
to the Company as provided herein. Except as provided in this Agreement, no Member may withdraw its Capital Contributions.

          3.1.1  Initial Capital Contributions.  Each Member shall make an
                 -----------------------------
initial cash Capital Contribution to the Company in the amount shown opposite the Member's name on Exhibit A attached hereto.
                     ---------

     3.2  Capital Accounts.  The Company shall establish an individual Capital
          ----------------
Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) Upon a valid transfer of a Membership Interest in accordance with Article 10 hereof, the new owner shall succeed to such transferring Member's Capital Account.

                                   ARTICLE 4.

                               MEMBERS AND BOARD

     4.1  Members.
          -------

          4.1.1  Identification.  LandBank and LRC shall be the Members of the
                 --------------
Company. No other person may become a Member except pursuant to a transfer specifically permitted under and effected in compliance with Section 10 of this Agreement or upon admission of a new Member with the prior written consent of all of the Members.

          4.1.2  Liability Several.  The obligations of the Members to one
                 -----------------
another under this Agreement shall be in every case several and shall not be, or be construed to be, either joint or joint and several.

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          4.1.3  Withdrawals.  The Members may not withdraw from the Company
                 -----------
except as provided herein.

          4.1.4  Reimbursement and Fees.  Except as specified in this Agreement
                 ----------------------
or pursuant to any separate written agreement executed by the Members, the Members and their Affiliates shall not be entitled to remuneration for overhead or general and administrative expenses.

     4.2  Board.  The Company shall be managed and controlled by the Board.
          -----

          4.2.1  Membership.  The Board will consist of three (3) Directors,
                 ----------
appointed by LandBank, Inc. The Directors shall elect one of their number as Chair.

          4.2.2  Voting.  Each Director shall have one vote on any decision of
                 ------
the Board. A Director may give his written proxy to another Director to vote on his behalf in his absence. All actions of the Board must be unanimously approved, directly or by proxy, by the Directors (whether or not present at the meeting at which such vote occurs).

          4.2.3  Meetings of the Board; Time and Place.  Unless otherwise agreed
                 -------------------------------------
by the Board, regular meetings of the Board shall be held monthly at such time and at such place as the Board shall determine. At such regular meetings, management of the Company shall report on the financial performance and condition of the Company on a year-to-date basis, progress reports on capital projects, a report on the status of the Annual Business Plan and such other matters relevant to the operation of the Company as the Directors may request or the Managing Member may deem appropriate. Special meetings of the Board shall be held on the call of any Director, provided that at least three (3) business days' notice is given to all directors (unless written waiver of this requirement by all Directors is obtained). A quorum for any Board meeting shall consist of not less than three (3) Directors present either in person or by proxy. The Board may make use of telephones and other electronic devices to hold meetings, provided that each Director simultaneously participates with all of the other Directors with respect to all discussions and votes of the Board. The Board may act without a meeting if the action taken is reduced to writing and approved by the Board in accordance with the other voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Board. However, any action taken or matter agreed upon by the Board shall be deemed final, whether or not written minutes are ever prepared or finalized. Without limitation on the voting and approval requirements set forth in this Section 4.2.3, the Chair of the Board shall be entitled to consult with and advise the Managing Member, from time to time, and shall not be required to call a meeting of the Board to do so.

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

          4.2.4  Major Decisions.  The Managing Member, subject to the control
                 ---------------
of the Board, shall manage the Company on a day-to-day basis, however no action shall be taken, sum expended, decision made or obligation incurred by the Managing Member or by any Member on behalf of the Company with respect to any matter within the scope of any of the Major Decisions enumerated below, unless approved by the Board. The "Major Decisions" shall mean and consist of the
                             ---------------
following:

                 (i) The approval of the Annual Business Plan and Project Plan and each revision or amendment thereto;

                 (ii) The selection of a firm of independent certified public accountants to perform an annual audit and issue an opinion letter with respect to the financial statements of the Company, if such an audit is requested by the Members.

                 (iii) The purchase, sale, lease or other disposition of an Asset or membership in a Project LLC, other than as contemplated in the Annual Business Plan and/or Project Plans;

                 (iv) The making of capital expenditures, other than those contemplated in the Annual Business Plan and Project Plans;

                 (v) Filing for bankruptcy protection or similar proceedings;

                 (vi) Each other decision or action under this Agreement or the Certificate that requires the approval, consent, determination or agreement of the Board.

          4.2.5 Pending appointment of all Board members, Major Decisions shall be approved by both Members.

                                  ARTICLE 5.

                           OPERATIONS OF THE COMPANY

     It is the express mutual intent of the Members that the terms and conditions of this Article 5 shall control all Transactions of the Company and all relationships between the Members relating to the Company, except where expressly stated otherwise herein or when contracted for pursuant to a separate agreement between a Member and the Company. The decisions to be made by the Members shall be made by the action of the Board except where expressly set forth to the contrary herein.

     5.1  Purpose.  The Company shall invest directly or indirectly in Assets
          -------
whose value may be enhanced by remediation, restoration, and redevelopment and/or in Project LLC's.

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

     5.2  Identification of Potential Investments.  The Members will attempt to
          ---------------------------------------
identify Assets that would be appropriate for Company investment and will present information about potential investments to the Board for Board approval.

          5.2.1  Procedure for Investment Transactions.  The Board may adopt and
                 -------------------------------------
amend from time to time a written statement of the screening and assessment phases and procedures for Board approval of investments in Assets and Project LLC's.

          5.2.2 After the Board has approved an Asset investment the Company shall enter into an Asset purchase and sale agreement or other appropriate agreement in form and substance acceptable to the Board. The closing of each investment shall occur within sixty (60) to one hundred and twenty (120) days after the date of the Board's approval.

          5.2.3  Signature Authority.  The Chair of the Board of Directors shall
                 -------------------
have authority to bind the Company by executing all agreements and other documents necessary to consummate approved investments.

                                  ARTICLE 6.

                                 COMPANY DEBT

     6.1  General.  It is the specific mutual intent of the Members that
          -------
financing be acquired from third parties on commercially reasonable terms. The intent of this Article 6 is to provide for the repayment of Third Party Loans and Member Loans made to the Company from Company funds, and to set forth the procedures to be followed if such funds are insufficient for such purpose.

     6.2  Payment of Third Party Loans.  Payments of principal and interest on
          ----------------------------
any Third Party Loans shall be obligations of the Company. Such payments shall be made from Cash Flow in the priority set forth in this Agreement.

     6.3  Payments of Member Loans.  To the extent that a Member or its
          ------------------------
Affiliate provides all or some portion of financing for a Project: (i) if commercially possible without jeopardizing Third Party Loans, payments of principal, interest, priority returns on principal (if any), and any other fees or charges attributable to such Member Loan shall be payable on the same priority basis as Third Party Loans for the Project; and (ii) such Member Loan payments are payable exclusively to the lending Member or its Affiliate and shall not be considered revenue to the Company.

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                                  ARTICLE 7.

                   ALLOCATIONS OF NET PROFITS AND NET LOSSES

     7.1  Allocations of Net Profit and Net Loss.  All Net Profits and Net
          --------------------------------------
Losses of the Company shall be allocated to the Members in proportion to their respective Membership Percentages.

     7.2  Code Section 704(c) Allocations.  Notwithstanding any other provision
          -------------------------------
in this Article 7, in accordance with Code Section 704(c) and Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution.

     7.3  Compliance with Treasury Regulations.  These allocation provisions are
          ------------------------------------
intended to have substantial economic effect within the meaning of Code Section 704(b) and the Treasury Regulations promulgated thereunder. To the extent not otherwise inconsistent with the economic arrangements between the Members as set forth in this Agreement, all of such Treasury Regulations and the allocations provided for therein are incorporated herein by this reference.

                                  ARTICLE 8.

                    DISTRIBUTIONS; PAYMENT OF SERVICE FEES

     8.1  Distribution of Assets by the Company.  Subject to applicable law and
          -------------------------------------
any limitations contained elsewhere in this Agreement the Managing Member shall cause the Company to make cash distributions from Cash Flow on the fifteenth
(15th) day of each month and upon the receipt of proceeds from the sale or other disposition of an Asset or membership in a Project LLC. Except as otherwise provided herein, distributions shall be made to the Members according to the following priorities:

          8.1.1  FIRST, to pay all of the debts and expenses of the Company,
                 -----
including repayment of principal and accrued and unpaid interest then outstanding and due and payable on any Third Party Loans or any Member Loans made to the Company.

          8.1.2  SECOND, to the Members, in proportion to their Membership
                 ------
Interests.

                                  ARTICLE 9.

            MANAGING MEMBER; MANAGEMENT AND CONTROL OF THE COMPANY

     9.1  Initial Managing Member.  LandBank shall be the Managing Member until
          -----------------------
the earlier of a Dissolution Event affecting LandBank or LandBank's removal for cause pursuant to

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

Section 9.2 below. As Managing Member, LandBank shall provide to the Company all services not specifically designated in this Agreement to be provided by another party.

     9.2  Removal and Election of Managing Member.  The Managing Member may be
          ---------------------------------------
removed for any of the following reasons: (i) actual fraud or willful misconduct; or (ii) the failure to perform a material obligation of the Managing Member pursuant to the terms of this Agreement for a period of more than ten
(10) calendar days after notice thereof from any other Member. Upon the occurrence of any of the above events, the Members other than the Managing Member may vote to remove the Managing Member. Any deadlock shall be submitted to the Dispute Resolution Panel and shall be resolved in accordance with the terms of the Dispute Resolution Process. Upon removal, the Members (other than the Member who was formerly the Managing Member) shall vote to elect a new Managing Member.

     9.3  Annual Business Plan & Project Plans.  LandBank shall prepare an
          ------------------------------------
Annual Business Plan containing an annual budget for submission to and approval by the Board. LandBank shall prepare Project Plans containing budgets for Asset and Project LLC investments contemplated by the Company. LandBank shall obtain from each Member and unrelated Third Parties such information about their area of expertise as is required to prepare these Plans. LandBank shall include in the budget for any Plan any costs to be expended pursuant to a separate Service Agreement with LandBank.

     9.4  Implementation of Annual Business Plan by the Managing Member.  The
          -------------------------------------------------------------
Managing Member shall, subject to the availability of operating revenues and other cash flow (so long as the Managing Member has used reasonable efforts to maximize the same), implement the then-applicable Annual Business Plan and Project Plans. The Managing Member shall have the authority, together with the obligation and responsibility, to manage the Company's business in accordance with the Annual Business Plan and Project Plans. The Managing Member shall devote such time and effort to managing the Company as is reasonably necessary for the furtherance of the Company's business.

     9.5  Reimbursement of Managing Member Expenses.  The Managing Member shall
          -----------------------------------------
be entitled to a monthly fee for management services as presented in the Annual Budget and/or each Project Budget for the duration of the project. Such fee shall be contributed services and will serve as the basis for the LandBank Environmental Properties, LLC Membership Interest as presented in Exhibit A. In
                                                                  ---------
connection with provision of such management services, LandBank may pay for the account of the Company certain amounts to third parties and incur certain internal costs; and, the Annual Plan and/or Project Plans may budget such expenses and provide for reimbursement of such expenses to the Managing Member.

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     9.6   Member Approval.  No annual or regular meetings of the Members are
           ---------------
required to be held. However, if such meetings are held, such meetings shall be noticed, held and conducted pursuant to the Act. In any instance in which the approval of the Members is required under this Agreement, such approval may be obtained by the approval of the Board or in any manner permitted by the Act. Unless otherwise provided in this Agreement, approval of the Members shall mean the approval of all of the Members.

     9.7   Insurance.
           ---------

           9.7.1  Coverage.  The Managing Member shall procure and maintain, or
                  --------
cause to be procured and maintained, insurance sufficient to enable the Company to comply with applicable laws, regulations and requirements and under which the Company and the Members are named insureds. The Board may adopt and amend from time to time written requirements and standards for such insurance.

     9.8   Standard of Care. The Managing Member shall use reasonable efforts to
           ----------------
perform its duties under this Article 9 including, without limitation, employing necessary personnel, on and off-site. The Managing Member shall devote itself to the business of the Company to the extent necessary for the efficient carrying on thereof. Whenever reasonably requested by another Member, the Managing Member shall render a just and faithful accounting of all dealings and transactions relating to the business of the Company.

                                  ARTICLE 10.

                     TRANSFER AND ASSIGNMENT OF INTERESTS

     10.1  Transfer and Assignment of Interests.  No Member shall be entitled to
           ------------------------------------
transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest including any partial interest (collectively, "Transfer") except with the prior approval of all of the other Members, which
 --------
approval may be given or withheld, conditioned or delayed (as allowed by this Agreement or in the Act), as such Members may determine in their sole discretion. Notwithstanding the foregoing, a Member shall be permitted to Transfer all or any part of its Economic Interest to an Affiliate of such Member without the prior written consent of the other Members.

     10.2  Substitution of Members.  A transferee of a Membership Interest shall
           -----------------------
have the right to become a substitute Member only if: (i) consent of the Members is given in accordance with Section 10.1; (ii) such person executes an instrument satisfactory to the Members accepting and adopting the terms and provisions of this Agreement; and (iii) such person pays any reasonable expenses (including, without limitation, reasonable attorneys' fees and costs) in connection with its

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

admission as a new Member. The admission of a substitute Member shall not release the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

     10.3  Transfers in Violation of this Agreement and Transfers of Partial
           -----------------------------------------------------------------
Membership Interests.  Upon a Transfer in violation of this Article 10, the
--------------------
transferee shall have no right to vote or participate in the management of the Company or to exercise any rights of a Member, and any such attempted Transfer shall be null and void.

                                  ARTICLE 11.

                    CONSEQUENCES OF DISSOLUTION EVENTS AND
                      TERMINATION OF MEMBERSHIP INTEREST

     11.1  Dissolution Event.  Any one or more of the following shall constitute
           -----------------
a Dissolution Event: (i) the death, insanity, withdrawal, resignation, expulsion, Bankruptcy, or dissolution of any Member; (ii) the willful misconduct or material breach (as such terms are defined in Section 17.1) of a Member with respect to the Company or the Members; or (iii) the delivery by any Member of a Notice of Termination as provided in Section 2.2 hereof, in each case unless the other Members consent to continue the business of the Company pursuant to
Section 11.2 hereof. The consent of the Members to continue the business of the company pursuant to Section 11.2 shall not constitute a waiver of any rights or claims such Members may have against the Member whose conduct may constitute a Dissolution Event, all of which rights and claims are expressly reserved.

     11.2  Consequences of Dissolution Event.  Upon the occurrence of a
           ---------------------------------
Dissolution Event, the Company shall dissolve pursuant to Article 12 unless all of the remaining or unaffected Members consent within ninety (90) calendar days of the Dissolution Event to the continuation of the business of the Company. If the remaining or unaffected Members so consent, the Company and/or the remaining or unaffected Members or an Affiliate of a remaining or unaffected Member shall purchase, and the Member (or its legal representative) whose actions or conduct resulted in the Dissolution Event ("Former Member") shall sell, the Former
                                    -------------
Member's Membership Interest ("Former Member's Interest") for the fair market
                               ------------------------
value of the Former Member's Interest determined by appraisal.

     11.3  Closing.  The closing of the purchase of the Former Member's Interest
           -------
shall occur within ninety (90) calendar days after the determination of the fair market value of the Former Member's Interest as set forth in Section 11.2.

                                  ARTICLE 12.

                          DISSOLUTION AND WINDING UP

     12.1  Conditions of Dissolution.  The Company shall dissolve upon the
           -------------------------
occurrence of any of the following events:

           12.1.1 Upon the happening of any event of dissolution specified in the Certificate;

           12.1.2 Upon the entry of a decree of judicial dissolution pursuant to Section 17351 of the Corporations Code;

           12.1.3 Upon the vote of all of the Members which may only be taken if the Company has completed all remediation work which would be required to sell any Assets owned by the Company or Project LLC's as if such Assets were not environmentally impaired;

           12.1.4 Upon the occurrence of a Dissolution Event and the failure of the remaining Members to consent in accordance with Section 11.2 to continue the business of the Company within ninety (90) calendar days after the occurrence of such event; provided, however, that the Company may not be dissolved until the Company has completed all remediation work which would be required for the Assets owned by the Company or Project LLC in order to sell the Assets as if it were not environmentally impaired; or

           12.1.5 Upon vote of all of the Members after sale of all or substantially all of the assets of the Company.

     12.2  Winding Up.  Upon the dissolution of the Company, the Company's
           ----------
assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors.

     12.3  Order of Payment of Liabilities Upon Dissolution.  After determining
           ------------------------------------------------
that all the known debts and liabilities of the Company have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their membership interests, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs.

     12.4  Limitations on Payments Made in Dissolution.  Except as otherwise
           -------------------------------------------
specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for its share of the net profits and shall have no recourse for its share of Net Profits against any other Member.

     12.5  Certificates.  The Company shall file with the Delaware Secretary of
           ------------
State a Certificate of Dissolution upon the dissolution of the Company and a Certificate of Cancellation upon the completion of the winding up of the Company's affairs.

                                  ARTICLE 13.

                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS

     13.1  Books and Records.  The books and records of the Company shall be
           -----------------
kept in accordance with generally accepted accounting principles. The Company shall maintain at its principal office in Colorado all of the following:

     a. current list of the full name and last known business or residence address of each Member set forth in alphabetical order, together with the Capital Contributions, Capital Account and Membership Percentage of each Member;

     b. a copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

     c. copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

     d. a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

     e. copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

     f. the Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

     13.2  Reports.  The Managing Member shall cause to be filed, in accordance
           -------
with the Act, all reports and documents required to be filed by or on behalf of the Company with any governmental agency. The Managing Member shall cause to be prepared at least annually information concerning the Company's operations necessary for the completion of the Members' federal and state income tax returns. The Managing Member shall send or cause to be sent to each Member within ninety (90) days after the end of each taxable year: (i) such information as is necessary to complete the Members' federal and state income tax or information returns; and (ii) a copy of the Company's federal, state, and local income tax or information returns for the year.

     13.3  Bank Accounts.  The Managing Member shall maintain the funds of the
           -------------
Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the

Company to be commingled in any fashion with the funds of any other person. Any Member, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts and other instruments obligating the Company to pay money must be signed on behalf of the Company by an authorized representative of the Managing Member.

     13.4  Tax Matters for the Company.  LandBank, Inc. is designated as the
           ---------------------------
"Tax Matters Partner" (as defined in Code Section 6231), to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities and to expend Company funds for professional services and costs associated therewith.

                                  ARTICLE 14.

                                INDEMNIFICATION

     The Company shall indemnify each Member and each Director and may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she or it is or was a Member, Director, employee or other agent of the Company or that, being or having been such a Member, Director, employee or agent he or she or it is or was serving at the request of the Company as a manager, director, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

                                  ARTICLE 15.

                          INVESTMENT REPRESENTATIONS

     Each Member hereby represents and warrants to, and agrees with, the Members and the Company as follows:

     15.1  Preexisting Relationship or Experience.  (i) Such Member has a
           --------------------------------------
preexisting personal or business relationship with the Company or one or more of its officers or controlling persons, or (ii) by reason of its business or financial experience, or by reason of the business or financial experience of its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any Affiliate or selling agent of the Company, it is capable of evaluating the risks and merits of an investment in the Company and of protecting its own interests in connection with this investment.

     15.2  No Advertising.  Such Member has not seen, received, been presented
           --------------
with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

     15.3  Investment Intent.  Such Member is acquiring the Membership Interest
           -----------------
for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial, interest in or right to the Membership Interest.

     15.4  Purpose of Entity.  If the Member is a corporation, partnership,
           -----------------
limited liability company, trust, or other entity, it was not organized for the specific purpose of acquiring the Membership Interest.

     15.5  Residency.  Such Member is a resident of, or is incorporated or
           ---------
formed under the laws of and has its principal place of business in, the State of Delaware.

     15.6  Economic Risk.  Such Member is financially able to bear the economic
           -------------
risk of an investment in the Membership Interest, including the total loss thereof.

     15.7  No Registration of Membership Interest.  Such Member acknowledges
           --------------------------------------
that the Membership Interest has not been registered under the Securities Act of 1933, as amended, or qualified under the Delaware Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on its representations, warranties, and agreements herein.

                                  ARTICLE 16.

                              DISPUTE RESOLUTION

     16.1  General.  The Members hereby recognize that the Company is entering a
           -------
rapidly-evolving new real estate transaction market, which is expected to reach maturity during the Term of this Agreement. Accordingly, the Members acknowledge that time is of the essence to this Agreement, and that prompt performance of the respective and joint obligations of each Member is critical. The Members likewise acknowledge that each is making a substantial commitment to the other to pursue this market jointly, and that each Member may or will forego other Transaction opportunities in order to fulfill its respective obligations under this Agreement. Accordingly, the Members mutually intend that all disputes which may arise under this Agreement or the transactions contemplated hereby be resolved promptly and in a manner aimed at encouraging the Members to continue to work together following the resolution of any disputed matter.

     16.2  Dispute Resolution Process.  In furtherance of the specific mutual
           --------------------------
intent of the Members set forth in Section 16.1 above, all disputes between the Members shall be resolved as follows (the "Dispute Resolution Process"):
                                           --------------------------

           16.2.1 A Member shall describe in writing the nature of the disputed matter (each, a "Dispute Letter") and trigger the Dispute Resolution Process.
                 --------------

           16.2.2 Each Member shall appoint one (1) representative to a panel (the "Dispute Resolution Panel" or "Panel") within five (5) business days of
      ------------------------
delivery of a Dispute Letter. The two Member-appointed representatives on the Dispute Resolution Panel shall agree, within three (3) business days, to a third Panel member who (i) has no prior affiliation (business, financial or otherwise) with either Member and (ii) has established expertise in the matter that is the subject of the Dispute Letter.

           16.2.3 Within five (5) business days from the date the third Dispute Resolution Panel member is confirmed, the moving Member shall submit to the Panel three (3) copies of (i) the Dispute Letter, (ii) this Agreement, and (iii) a written statement of position setting forth such Member's position with respect to the subject matter of the Dispute Letter, which statement shall be no longer than five (5) typewritten pages. The moving Member shall deliver one (1) copy of its statement of position to the responding Member concurrently with its delivery to the Panel. The responding Member shall submit three (3) copies of its statement of position to the panel, with one (1) copy to the moving Member, within five (5) business days of its receipt of the other Member's statement of position. The Dispute Resolution Panel may request from the Members any other relevant written evidence or documentation related to the subject matter of the Dispute Letter which is reasonably necessary to resolve such dispute.

           16.2.4 The Panel shall meet within three (3) business days of submission of the responding Member's statement of position and resolve the dispute by the vote of a majority of the members of the Panel. The Members agree that the decision of the Panel shall become binding on the Members. The cost and expense of the third neutral Panel member shall be allocated to the Members at the Panel's discretion.

                                  ARTICLE 17.

                  TERMINATION OF AGREEMENT; EXTENSION OF TERM

     17.1  Termination.  This Agreement is subject to termination for the
           -----------
willful misconduct or material breach of a Member in discharging its obligations hereunder. For the purposes of this Section 17.1, "willful misconduct" shall
                                                    -------------------
include, without limitation, making fraudulent or intentional misrepresentations or similar acts of dishonesty. For the purposes of this Section 17.1, "material
                                                                        --------
breach" shall include, the negligent performance of the services presented in
------
the Business Plan. Any dispute regarding the existence or severity of any such willful misconduct or material breach shall be resolved under the Dispute Resolution Process.

     17.2  Extension of Term.  The Members may extend the Term of this Agreement
           -----------------
by executing a written agreement to such effect.

                                  ARTICLE 18.

                                 MISCELLANEOUS

     18.1  Complete Agreement.  Except as expressly contemplated herein, this
           ------------------
Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements among the Members. To the extent that any provision of the Certificate conflict with any provision of this Agreement, the Certificate shall control.

     18.2  Binding Effect.  Subject to the provisions of this Agreement relating
           --------------
to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

     18.3  Interpretation.  All pronouns shall be deemed to refer to the
           --------------
masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel.

     18.4  Jurisdiction.  Each Member hereby consents to the exclusive
           ------------
jurisdiction of the state and federal courts sitting in Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 18.6 of this Agreement, and that when so made shall be as if served upon it personally within the State of Delaware.

     18.5  Severability.  If any provision of this Agreement or the application
           ------------
of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     18.6  Notices.  Any notice to be given or to be served upon the Company or
           -------
any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit B hereto.
                                                              ---------
Any party may, at any time by giving five (5) business days' prior written notice to the other Members, designate any other address in substitution of the foregoing address to which such notice will be given.

     18.7  Amendments.  No amendment to this Agreement shall be effective unless
           ----------
it is in writing and signed by all of the Members.

     18.8  Multiple Counterparts.  This Agreement may be executed in two or more
           ---------------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     18.9  Attorneys' Fees.  In the event that any dispute between the Company
           ---------------
and the Members or among the Members should result in litigation or any Dispute Resolution Process, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For the purposes of this Section: (a) attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions;
(2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) "prevailing
                                                                    ----------
party" shall mean the party who is determined in the proceeding to have
-----
prevailed or who prevails by dismissal, default otherwise.

     18.10 Remedies Cumulative.  The remedies under this Agreement are
           -------------------
cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

                                   EXHIBIT A

                         INITIAL CAPITAL CONTRIBUTIONS

                          AND MEMBERSHIP PERCENTAGES

Member Name and Address        Capital Contribution      Membership
-----------------------        ---------------------     ----------
Percentage
----------

LandBank, Inc.                           $00                 99%
LandBank Remediation                     $00                 01%
Corporation

                                   EXHIBIT B

                                    Notices

LandBank, Inc
Attention: William P. Lynott, President
12345 West Alameda Parkway, #208
Lakewood, CC) 80228

LandBank Remediation, Corporation
Attention: Stuart L. Miner, Director
12345 West Alameda Parkewy, #208
Lakewood, CO 80228